SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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DICKIE WALKER MARINE, INC.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DICKIE WALKER MARINE, INC.

1405 South Coast Highway

Oceanside, California 92054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 16, 2005 at 10 a.m.

To the Stockholders of Dickie Walker Marine:

On December 16, 2005, Dickie Walker Marine, Inc., a Delaware corporation, will hold its 2005 annual meeting of stockholders at its principal executive offices located at 1405 South Coast Highway, Oceanside, California, 92054. The meeting will begin at 10:00 a.m., Pacific Daylight Time (local time). Only stockholders who own stock at the close of business on November 16, 2005, are entitled to notice of and to vote at this meeting, or any adjournments or postponements that may occur. At the meeting, stockholders will consider and vote upon the following matters which are more fully described in the accompanying proxy statement:

1.	The election of the Board of Directors.

2.	To act upon a proposal to ratify the appointment of Mendoza Berger Company, LLP as Dickie Walker Marine’s independent auditors for the fiscal year ending September 30, 2005.

3.	To transact such other business as may properly be presented at the meeting or any adjournments or postponements that may occur.

All stockholders are cordially invited to attend the meeting in person. Regardless of whether you plan to attend the meeting, you are urged to sign and date the enclosed proxy that is solicited by your Board of Directors, and return it promptly in the accompanying envelope, postage for which has been provided if mailed in the United States.

The prompt return of proxies will ensure a quorum and save us the expense of further solicitation. Any stockholder returning the enclosed proxy may revoke it prior to its exercise by voting in person at the meeting or by filing with our Corporate Secretary at our corporate offices in Oceanside, California a written revocation or a duly executed proxy bearing a later date.

By order of the Board of Directors,

/s/Gerald W. Montiel

Chief Executive Officer

November 16, 2005

Oceanside, California

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy and return it as promptly as possible in the enclosed envelope. No postage is required if mailed in the United States.

PROXY STATEMENT

2005 ANNUAL MEETING OF STOCKHOLDERS

OF

DICKIE WALKER MARINE, INC.

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of DICKIE WALKER MARINE, INC., a Delaware corporation. The proxies will be used at our upcoming annual meeting of stockholders to be held at our principal executive offices located at 1405 South Coast Highway, Oceanside, California, 92054, on December 16, 2005, at 10:00 a.m., Pacific Daylight Time (local time), and at any adjournments or postponements thereof, for the purposes described in the preceding notice. We anticipate that this proxy statement and the accompanying proxy will be mailed to our stockholders on or about November 18, 2005.

SOLICITATION OF PROXIES AND VOTING

Solicitation

The cost of soliciting proxies will be borne by us. In addition to solicitation of proxies by use of the mails, some of our officers and directors may solicit proxies by telephone, telegraph, or personal interview without any additional compensation to them. We may reimburse brokers, banks and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with forwarding these proxy materials to their principals. No additional compensation will be paid for such services.

Stockholders Entitled to Vote

Only stockholders of record as of the close of business on the record date of November 16, 2005 will be entitled to vote at the meeting. As of November 16, 2005, there were issued and outstanding 4,301,806 shares of our common stock, $0.001 par value. No shares of our preferred stock, $0.001 par value, were outstanding at that time.

Quorum and Voting

The required quorum for the transaction of business at the meeting is the presence, in person or by proxy, of the holders of a majority of shares of our common stock issued and outstanding on the record date. Each stockholder is entitled to one vote for each share of stock owned on the record date. If a stockholder fails to specify the number of shares that the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares that the stockholder is entitled to vote. All votes will be tabulated by the inspector of election appointed for the meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

With regard to the election of directors, votes may be cast in favor of, or withheld from, each nominee. Directors are elected by plurality vote and the four director nominees receiving the highest number of votes of the shares entitled to vote at the meeting will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

All other matters to be acted upon by the stockholders at the annual meeting will require the approval of the holders of a majority of the outstanding common stock present in person or represented by proxy and entitled to vote at the annual meeting. For such matters, abstentions will have the effect of negative votes and broker non-votes will not be counted for purposes of determining whether any of those proposals have been approved.

Voting and Revocability of Proxy

If the enclosed proxy is properly signed and received by us prior to the meeting, the proxy will be voted as directed by the stockholder. If no instructions are given on the executed proxy, the proxy will be voted in favor of the election of the nominees for the Board (Proposal 1), in favor of ratification of Mendoza Berger Company, LLP as the company’s auditor for fiscal 2005 (Proposal 2) as described in this proxy statement. The persons named in the proxy will have discretionary authority to vote the proxy with respect to additional matters that are properly presented at the meeting.

Any stockholder returning the enclosed proxy may revoke it prior to its exercise by voting in person at the meeting or by filing with our Corporate Secretary at our corporate offices in Oceanside, California a written revocation or a duly executed proxy bearing a later date.

PROPOSAL 1

ELECTION OF DIRECTORS

Three individuals have been nominated for election to the Board at the meeting: Gerald W. Montiel, W. Brent Robinson and Raymond W. Grimm, Jr. If elected, they will hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Under our bylaws, the number of directors is established by resolution of the Board. Each of the three nominees is currently serving on the Board and has agreed to stand for re-election at the meeting and to serve until the next annual meeting of stockholders or until his respective successor is elected or appointed.

Unless individual stockholders specify otherwise, each returned proxy will be voted for the election of the nominees listed below. If, however, any of the nominees are unable to serve or decline to serve for good cause at the time of the meeting, the persons named in the proxy will exercise discretionary authority to vote for substitutes. The Board is not currently aware of any circumstances that would render any nominee unavailable for election.

The following table sets forth the name and age of each nominee for Director, including all positions and offices with the company currently held, and the period during which he or she has served as a Director:

Name	Age	All Positions and Offices Held with the Company	Period Served as Director of the Company
Gerald W. Montiel	58	Chairman of the Board, Chief Executive Officer, President, Chief Marketing Officer	Since 2000

W. Brent Robinson	60	Director	Since 2002

Raymond W. Grimm, Jr.	60	Director	Since 2005

Gerald W. Montiel is our founder and has served as our Chairman of the Board and Chief Executive Officer since our inception in October 2000, and our Chief Financial Officer since our inception until February 2002. Mr. Montiel has served as our Chief Marketing Officer since February 2002. He was appointed President in November 2003. In 1987, Mr. Montiel co-founded Ashworth, Inc., the largest branded golf apparel company in the United States, and served as its President and Chief Executive Officer from its inception until 1995, and as Chairman of the Board from its inception until his retirement from Ashworth in 1998. Ashworth was recognized in 1994 and 1995 as one of America’s 100 fastest-growing companies by Fortune magazine. In 1973, Mr. Montiel founded World of Arts and Crafts Stores, a 14-store retail chain that merged with Michael’s Arts and Crafts Stores in 1984. Mr. Montiel served on Michael’s Board of

Directors from 1984 to 1985. Mr. Montiel graduated from Colorado State University with a Bachelor of Arts with an emphasis in Marketing. He was recognized as its Honored Alumni of the Year in 1994.

W. Brent Robinson was elected as a director in February 2002. Mr. Robinson has over 30 years of experience in the retail industry, specializing in retail store chain development, operations and management. Since 1999, Mr. Robinson has been Chairman and Chief Executive Officer of Virtual Habitat, Incorporated which designs, sells, installs and maintains entertainment systems for residential and commercial use. From 1993 to 1999, he was President and Chief Executive Officer of The Store Group, a retail advisory group for retailers, wholesalers, manufacturers and catalog companies. From 1990 to 1992, Mr. Robinson was a vice president of Blockbuster Video. Mr. Robinson was Vice President of The Limited, Inc. and of Abercrombie & Fitch from 1989 to 1990. Mr. Robinson was a regional manager for the Lerners Shops from 1987 to 1989, and a regional manager for The Limited Stores from 1985 to 1987.

Raymond W. Grimm, Jr. was appointed by the board to fill a vacancy created by the resignation of James R. Smith in November 2005. Mr. Grimm is the chairman of the board and chief executive officer of FemOne, Inc., a nutritional and weight loss products and cosmetics company, and has served in that capacity since the company’s inception in 2002. Mr. Grimm is also a founder and the chief executive officer of Biopro Technology, Inc., a nutritional and wellness products company, and has served in that capacity since the inception of the company in 2004. Mr. Grimm co-founded and was the President of Bodywise International, Inc., a nutritional supplements company, from it inception in 1989 until 2002.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Term of Board Membership

Members of the Board hold office and serve until the next annual meeting of our stockholders or until their respective successors have been elected and qualified, or until his earlier death, resignation or removal. Executive officers are appointed by, and serve at the discretion of, the Board.

Committees and Meetings of the Board

The Board of Directors held seven meetings during the year ended September 30, 2004 (“fiscal 2004”). No incumbent director attended fewer than 75% of the Board and committee meetings in which such director was entitled to participate.

The Board has a Compensation Committee and an Audit Committee. During fiscal 2004, the members of the Compensation Committee were James R. Smith, Norman Lefkovits and Brent Robinson. The current members of the Compensation Committee are Brent Robinson and Raymond Grimm. The Compensation Committee provides recommendations concerning salaries and incentive cash compensation for our executive officers and key personnel other than remuneration of directors. The Compensation Committee met once during fiscal 2004.

The Board of Directors has determined that each of the members of the Audit and Compensation Committees, and three non-employee directors serving on the Board of Directors during fiscal 2004 were “independent” as defined by the listing standards of The National Association of Securities Dealers, Section 301 of the Sarbanes-Oxley Act of 2002, and Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), as applicable. The Board has determined that each of the current members of the Audit and Compensation Committees are independent under that standard.

The Board of Directors also has determined that each of the members of the Audit Committee during fiscal 2004 was able to read and understand financial statements, and that James R. Smith, who was the Chairman during fiscal 2004, has financial management experience and is an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission (the “SEC”). In reaching such determination, the Board of Directors considered the financial, account, business and occupational experience of each Audit Committee member. During fiscal 2004, the Audit Committee held four meetings. Additional information regarding the functions performed by the Audit Committee and its membership is set forth in the “Audit Committee Report.”

The current members of the Audit Committee are W. Brent Robinson and Raymond W. Grimm.

The Company did not have a nominating committee during fiscal 2004. The Board established a Nominating and Governance Committee and adopted a charter for it during the year ended September 30, 2005 (“fiscal 2005”). The charter is attached to this Proxy Statement as Appendix II. The Committee currently consists of Mr. Robinson. Mr. Robinson nominated Mr. Grimm for election to the Board of Directors. Mr. Robinson and Gerald W. Montiel are standing for re-election to the Board.

Stockholders may nominate persons for election to the Board of the Directors and may propose business to be considered at the next annual stockholders’ meeting by complying with the notice procedures set forth the Company’s Bylaws. These procedures are described in this Proxy Statement under “Deadline for Submission of Stockholder Proposals for Next Year”.

Communications with the Board

The Company’s Board of Directors believes that it is important for stockholders to have a process to send communications to the Board. Accordingly, there are two methods by which communications can occur. Any stockholder can mail or deliver a written communication to the Board, addressed to the Chairman of the Board at the Company’s corporate office. The Chairman of the Board will distribute each such communication to the entire Board. Any stockholder who desires to communicate with the non-management directors of the Board can mail or deliver a written communication to the Chairman of the Audit Committee, addressed to the Audit Committee Chairman at the Company’s corporate office. The Company will forward each such communication to the Audit Committee Chairman, and the Audit Committee Chairman or his designee will distribute a copy of each such communication to the other non-management directors.

Director Attendance at Annual Meeting of Stockholders

The Board of Directors has not established a policy for director attendance at the Company’s Annual Meeting of Stockholders. It is anticipated that each of the members of the Company’s Board of Directors will attend the Company’s 2005 Annual Meeting of Stockholders.

Compensation of Directors

While we do not pay cash compensation to our directors, they are reimbursed for expenses they incur in attending meetings of the Board or Committees of the Board. Non-employee directors are eligible to participate in the Company’s 2002 Equity Compensation Plan. Options granted to non-employee directors under the plan are discretionary and intended not to qualify as incentive stock options under the Internal Revenue Code.

In June 2004, our Board authorized the issuance of options to purchase 15,000 shares of common stock at $1.68 per share to Norman Lefkovits, and options to purchase 30,000 shares of common stock at $1.68 per share to James Smith. The exercise price is equal to the fair market valued of the common stock on the last market trading day prior to the date of granted based on the closing sales price reported on the Nasdaq SmallCap Market. Of these options, 25% will vest one year from the date of grant and the remainder vest monthly in equal monthly increments over the following three years. Mr. Lefkovits and Mr. Smith each resigned from the board of directors on November 4, 2005, and each forfeited the unvested portion of these options. As of December 31, 2004, no options had been exercised by non-employee directors under the plan.

The Board of Directors unanimously recommends

that you vote FOR the nominees for directors

which is Item 1 on the proxy

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors, acting on the recommendation of the Audit Committee, has appointed the independent accounting firm of Mendoza Berger Company, LLP as our independent auditors for the year ending September 30, 2005. Ernst & Young, LLP, resigned as the Company’s auditors on September 14, 2005. Mendoza Berger Company was appointed on September 21, 2005 and the Board believes that the firm is well-qualified to provide audit services. Representatives of Mendoza Berger Company are expected to be present at the 2005 annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for fiscal 2004 and 2003 and the review of our financial statements included in our Forms 10-QSB for those years were $70,319 and $71,778, respectively.

Audit Related Fees

Audit related fees include assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and are not reported as Audit Fees. The aggregate fees billed for audit related services during fiscal 2004 and 2003 were $3,000 and $0, respectively. These services consisted of assistance and consultation in the preparation and filing of our Form S-8 Registration Statement, which occurred in May 2004.

Tax Fees

The aggregate fees billed for tax services, including tax planning and preparation during fiscal 2004 and 2003 were $0 and $250, respectively.

All Other Fees

The company did not engage Ernst & Young LLP on any other matters not otherwise included in the above categories in either fiscal 2004 or 2003.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services include audit and audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management rare required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by–case basis.

In the event that the stockholders fail to ratify such appointment, the Board will reconsider its selection. Even if the selection is ratified, the Board, at its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board believes that such a change would be in the best interest of the company and our stockholders.

The Board of Directors unanimously recommends that you vote

FOR ratification of the selection

of Mendoza Berger Company, LLP as independent auditors

which is Item 2 on the proxy

BOARD AUDIT COMMITTEE REPORT ON INDEPENDENT AUDITORS

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by our company under those statutes, the Audit Committee Report, the Audit Committee Charter, and reference to the independence of the Audit Committee members, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by our company under those statutes.

The following is the report delivered by the Audit Committee of our Board of Directors with respect to the principal factors considered by such committee in its oversight of the accounting, auditing and financial reporting practices of our company for fiscal year 2004.

Audit Committee Report

The Audit Committee, which met four times during fiscal 2004, oversees our financial reporting process on behalf of the Board of Directors and consists of three directors, all of whom are independent within the meaning of the National Association of Securities Dealers (NASD). Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Form 10-KSB including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Board of Directors has approved a written charter, which governs the Audit Committee.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has received in writing information concerning the auditors’ independence from management and the company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with our independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended September 30, 2004 for filing with the SEC.

Submitted by the

AUDIT COMMITTEE

James R. Smith (Chairman)

W. Brent Robinson (Member)

Norman Lefkovits, Jr. (Member)

A copy of the Audit Committee’s Charter can be obtained without charge by written request to Corporate Secretary, Dickie Walker Marine, Inc., 1405 South Coast Highway, Oceanside, CA 92054.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of September 30, 2005 relating to the beneficial ownership of common stock by (i) each stockholder known to own beneficially more than five percent of the outstanding shares of our common stock, (ii) each director, (iii) each named executive officer, and (iv) all our current executive officers and directors as a group. This table is based upon information supplied by our directors and our named executive officers, principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission, (“SEC”). Unless otherwise indicated, the individual stockholders named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Applicable ownership is based on 4,301,806 shares of common stock outstanding on November 5, 2005, and calculated pursuant to SEC Rule 13d-3(d)(1), which includes the number of shares acquirable within 60 days.

Name and Address of Beneficial Owner	Owned at November 5, 2005		Percent of Class
Montiel Family, LLC Gerald W. Montiel, Managing Partner 1405 South Coast Highway Oceanside, CA 92054	1,264,000	(1)	29.4%

W. Brent Robinson 3734 Promontory Street San Diego, CA 92109	64,104	(2)	1.5%

Ray W. Grimm P.O. Box 8501 Rancho Santa Fe, CA 92067	12,500	(3)	0.3%

Norman Lefkovits, Jr. 41700 Pacific Coast Highway Malibu, CA 90265	235,625	(5)	5.4%

Todd W. Schmidt 1405 South Coast Highway Oceanside, CA 92054	119,791	(4)	2.7%

All executive officers and directors as a group (four persons)	1,460,395		32.6%

(1)	Includes 1,256,000 shares held by the Montiel Family, LLC. Gerald W. Montiel is the Managing Partner of Montiel Family, LLC and claims beneficial ownership of these shares.

(2)	Includes 27,604 shares issuable upon exercise of stock options granted to Mr. Robinson prior to September 30, 2004, and 35,000 shares issuable upon exercise of stock options granted to him in fiscal 2005.

(3)	Includes 12,500 shares held by the Grimm Family Trust. Mr. Grimm is a trustee of the Grimm Family Trust.

(4)	Includes 59,791 shares issuable upon exercise of stock options granted to Mr. Schmidt prior September 30, 2004, and 60,000 shares issuable upon exercise of stock options granted to him in fiscal 2005.

(5)	Includes 18,125 shares issuable upon exercise of options granted to Mr. Lefkovits prior to September 30, 2004 and 15,000 shares issuable upon exercise of options granted to him in fiscal 2005.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the compensation paid by us to our Chief Executive Officer and other executive officers for the years ended September 30, 2004, 2003 and 2002.

Summary Compensation Table

		Annual Compensation					Long-Term Compensation
							Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compen- sation ($)		Securities Underlying Options (#)(1)
Gerald W. Montiel	2004	$91,000		$—
Chief Executive Officer,	2003	$100,000		$—	$—
Current President,	2002	$—		$—	$1,200	(2)
Chief Marketing Officer

Julia B. Knudsen(6)	2004	$60,667		$—	$700	(2)
Former President,	2003	$103,000		$—	$4,200	(2)
Chief Operating Officer,	2002	$96,000		$2,000	$3,150	(2)	50,000
Chief Financial Officer

Sandra L. Evans	2004	$53,333			$1,750	(2)
Former Vice President of	2003	$79,475		$—	$4,200	(2)	10,000
Distribution and Secretary	2002	$74,350		$2,000	$3,150	(2)	35,000

Eric M. Montiel	2004	$93,333	(3)	$—	$4,200	(2)	35,000
Former Vice President of Sales	2003	$78,473		$—	$16,709	(5)	35,000
and Corporate Secretary

Todd W. Schmidt	2004	$97,667	(4)	$—	$4,200	(2)	35,000
Chief Financial Officer	2003	$15,700			$67,367	(4)	35,000
	2002	$0			$33,333	(4)

(1)	All awards reported under this column were stock options issued under the 2002 Equity Incentive Plan.

(2)	Amounts paid for car allowance.

(3)	Eric Montiel became Vice President of Sales in December 2002 and Corporate Secretary in March 2004. Mr. Montiel resigned from these positions in July 2005.

(4)	Mr. Schmidt became Chief Financial Officer in July 2003. Prior to that time he was a financial consultant to the Company. Includes $700 for car allowance and $66,667 for consulting services in 2003 and $33,333 for consulting services in 2002.

(5)	Represents $13,209 reimbursement for relocation expense and $3,500 paid for car allowance.

(6)	Ms. Knudsen resigned from the Company effective November 14, 2003. Ms. Knudsen’s 50,000 stock options expired upon her resignation.

(7)	Ms. Evans resigned from the Company effective February 29, 2004. Ms. Evans’ 45,000 stock options expired upon her resignation.

Option Grants in Fiscal 2004

The following table sets forth information concerning stock option grants during fiscal 2004 to our named executive officers. All options granted in fiscal 2004 were issued under the 2002 Equity Incentive Plan. In general, the options vest and become exercisable over a four-year period, with 25% vesting on after one year and the remainder vesting monthly in equal increments over the following three years. The options have a term of ten years, subject to earlier termination under certain circumstances related to termination of employment.

In general, under our Equity Incentive Plan the exercise price of the options may be paid:

•	by cash or check,

•	in shares of common stock held for the requisite period necessary to avoid a charge to the company’s earnings for financial reporting purposes and valued at fair market value on the exercise date, or

•	through a cashless exercise procedure involving a same-day sale of the purchased shares.

The Compensation Committee may grant stock appreciation rights in tandem with option grants under the 2002 Equity Incentive Plan. No stock appreciation rights were granted to any of the named executive officers during fiscal 2004.

Option Grants in Fiscal 2004 Table

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year (1)	Exercise Price ($/Share)	Expiration Date
Eric M. Montiel(2)	35,000	16.6%	$1.78	08/01/2014
Todd W. Schmidt(3)	35,000	16.6%	$1.78	08/01/2014

(1)	In fiscal 2004, employees received stock options amounting to a total of 211,000 shares.
(2)	Options granted in fiscal 2004 are scheduled to vest 25% after one year and the remainder will vest in equal monthly increments over the following three years. Eric Montiel resigned from the Company in July 2005 and these options expired upon his resignation.
(3)	Options granted in fiscal 2004 are scheduled to vest 50% after one year and the remainder will vest in equal monthly increments over the following year.

Option Exercises and Holdings

The following table sets forth certain information with respect to the number and value of unexercised stock options held by our named executive officers as of September 30, 2004. No stock options or stock appreciation rights were exercised by the officers during fiscal 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

	Shares Acquired Exercise	Value Realized	Number of Securities Underlying Unexercised Options at September 30, 2004		Value of Unexercised in-the-Money Options at September 30, 2004(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Eric M. Montiel	—	N/A	13,425	56,575	—	$0
Todd W. Schmidt	—	N/A	19,688	50,312	—	$0

(1)	value is based on the difference between the option exercise price and the fair market value at September 30, 2004 ($0.90 per share, determined on the basis of the closing selling price per share of common stock as reported on the Nasdaq SmallCap Market), multiplied by the number of shares underlying the option.

2002 Equity Incentive Plan, as Amended

The description that follows is an overview of the material provisions of the Equity Incentive Plan (the “Plan”). Under the Plan, we may grant to our designated employees, officers, directors, advisors and independent contractors incentive stock options, nonqualified stock options, restricted stock and stock appreciation rights. By encouraging stock ownership, we seek to motivate Plan participants by allowing them an opportunity to benefit from any increased value of our company which their effort, initiative, and skill help produce.

General. Up to 750,000 shares of common stock are authorized for issuance under the terms of the plan. No more than 250,000 shares may be granted to any individual in any three-year period. If options granted under the Plan expire or are terminated for any reason without being exercised, or shares of restricted stock are forfeited, the shares of common stock underlying such grant will again be available for purposes of the Plan.

Administration of the Plan. The Compensation Committee determines which individuals will receive grants, the type, size and terms of the grants, the time when the grants are made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and the total number of shares of common stock available for grants.

Eligibility for participation. Grants may be made to employees, officers, directors, advisors and independent contractors of the Company and its subsidiaries, including any non-employee member of the board of directors.

Options. Incentive stock options may be granted only to officers and directors who are employees. Nonqualified stock options may be granted to employees, officers, directors, advisors and independent contractors. The exercise price of an option will be determined by the Compensation Committee and may be equal to, greater than, or less than the fair market value but in no event less than 50% of the fair market value of a share of common stock at the time of grant; provided that:

•	the exercise price of an incentive stock option must be equal to or greater than the fair market value of a share of common stock on the date of grant, and

•	the exercise price of an incentive stock option granted to an employee who owns more than 10% of the issued and outstanding common stock must not be less than 110% of the fair market value of the underlying shares of common stock on the date of grant.

Although not a provision of the Plan, the Compensation Committee will not grant stock options to officers, directors, employees, promoters, 5% stockholders or affiliates with an exercise price of less than 85% of the fair market value of the stock.

The Compensation Committee determines the term of each option, which may not exceed ten years from the date of grant, except that the term of an incentive stock option granted to an employee who owns more than 10% of the common stock may not exceed five years from the date of grant. The Compensation Committee may accelerate the exercisability of any or all outstanding options at any time for any reason.

Restricted stock. The Compensation Committee determines the number of shares of restricted stock granted to a participant and may subject any grant to performance requirements, vesting provisions, transfer restrictions and other restrictions and conditions as the Compensation Committee may determine in its sole discretion. The restrictions shall remain in force during a restricted period set by the Compensation Committee.

Stock appreciation rights. The Compensation Committee may grant a participant the right to receive, in cash or stock, the amount of any appreciation in the value of our stock over the exercise price of the stock appreciation right, which is set by the committee at the time of grant. The Compensation Committee has the same discretion to determine the terms of stock appreciation rights, including exercise price and vesting schedule that it has in the case of nonqualified stock options.

Termination of employment. If a participant leaves our employment, other than because of retirement, death or disability, the participant will forfeit any stock options or stock appreciation rights that are not yet vested, and any restricted stock for which the restrictions are still applicable, unless the participant remains as a non-employee director, advisor or independent contractor.

Amendment and termination of the Plan. The Compensation Committee may amend or terminate the Plan at any time, except that it may not make any amendment that requires stockholder approval as provided in Rule 16b-3 of the Exchange Act or Section 162(m) of the Internal Revenue Code without stockholder approval. The Plan will terminate on the day immediately preceding the tenth anniversary of its effective date, unless terminated earlier by the Compensation Committee.

New Plan Benefits. Stock incentive awards under the Plan are discretionary, so no future awards are determinable at this time.

CHANGE OF CONTROL

Dickie Walker Marine, Inc. entered into an agreement for the acquisition Intelligent Energy Holdings, Plc (“IEH”) on February 3, 2005. Closing of the acquisition would have resulted in a change of control of the Company, however, the agreement was terminated on November 1, 2005.

EMPLOYMENT AGREEMENT

Under an employment agreement dated February 1, 2002, and renewed as of February 1, 2005, Gerald W. Montiel serves as our Chairman of the Board, Chief Executive Officer and Chief Marketing Officer. Under the agreement, Mr. Montiel earns a minimum base salary of

$100,000 per year, beginning October 1, 2002. He may be awarded bonuses at the discretion of the Board of Directors. He is entitled to the employee benefits we offer to all of our employees. If Mr. Montiel’s employment is terminated for any reason other than (i) by Mr. Montiel’s voluntary resignation, (ii) by his death, disability or normal retirement or (iii) by us for cause, Mr. Montiel will be entitled to severance compensation equal to one year’s salary. Mr. Montiel’s salary is currently being accrued for anticipated future payment. Pursuant to the agreement, Mr. Montiel agreed to protect our confidential information, to refrain from competing with us, and to assign to us all rights in intellectual property developed by him during the term of his employment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

License Agreement

We have been granted the exclusive and unlimited right to use the name, image and likeness of the Dickie Walker vessel in connection with the sale of our products and for our business generally. This right was granted under a license agreement between Gerald W. Montiel and us. The agreement was effective as of February 1, 2002 and has a 99-year term. Under the agreement, we have a right of first refusal to purchase the Dickie Walker vessel at fair market value. We also have the exclusive right to establish and protect trademarks that use the vessel’s name, image, structure or likeness. The agreement is binding on all subsequent owners of the vessel. We may terminate the agreement upon notice to Mr. Montiel, but he may terminate the agreement only in the event of a material breach by us. This agreement was approved by a majority of our disinterested directors who had access, at our expense, to our legal counsel or independent legal counsel.

Reimbursement Agreement

Mr. Montiel also has agreed to make the vessel available to us for corporate events, photo shoots and promotions pursuant to an agreement between Mr. Montiel, dated February 1, 2002 and us. Under the agreement we reimburse Mr. Montiel for expenses incurred in connection with our use of the vessel, including cost of crew, fuel, docking fees and maintenance. We are entitled to use the vessel a minimum of 60 days per year. The agreement has a 99-year term but may be terminated by us on 30 days’ notice. This agreement was approved by a majority of our disinterested directors. For the years ended September 30, 2004, 2003 and 2002, the Company paid approximately $45,000, $36,000, and $24,400, respectively, in connection with this arrangement.

Loan from Gerald W. Montiel

On March 2, 2005, Mr. Montiel loaned us a total of $53,902.07, the proceeds of which were used to pay off leases on embroidery machines. The note is payable on demand and accrues interest at 8.0% per annum. This loan was repaid on November 2, 2005.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Those persons are required by regulations promulgated under the Exchange Act to furnish us with copies of all reports filed pursuant to Section 16(a). Based upon copies of these reports, and upon written representations from the reporting persons, we believe that during the last fiscal year, all our executive officers, directors and 10% or more stockholders complied with Section 16 reporting requirements.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Our Annual Report on Form 10-KSB for fiscal year ended September 30, 2004 accompanies this Proxy Statement. Our audited financial statements are included in our Form 10-KSB. Copies of the exhibits to the Form 10-KSB as filed with the SEC (excluding exhibits that are not specifically incorporated by reference in those documents) are available without charge to stockholders and may be obtained by writing our Corporate Secretary at 1405 South Coast Highway, Oceanside, California, 92054. The SEC also maintains a website at http://www.sec.gov/edgarhp.htm that contains the Form 10-KSB, the exhibits filed with the Form 10-KSB and other information which has been filed by us with the SEC.

CODE OF ETHICS

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, we have adopted a code of ethics that applies to all employees and directors of the company. A copy of the code of ethics can be obtained without charge by written request to Investor Relations, Dickie Walker Marine, Inc., 1405 South Coast Highway, Oceanside, CA 92054.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT YEAR

Proposals of our stockholders intended to be presented by such stockholders at the next annual meeting of stockholders to be held after the 2005 Annual Meeting must be received at our offices, 1405 South Coast Highway, Oceanside, CA 92054, between seventy and ninety days prior to the anniversary of the 2005 annual meeting in order that they may be included in the proxy statement and proxy for the 2006 Annual Meeting. All stockholder proposals must be submitted in writing and must conform to SEC regulations and our bylaws. If the date of the 2006 Annual Meeting is advanced by more than 20 days or delayed (other than as a result of adjournment) by more than 70 days from the anniversary of the 2005 Annual Meeting, any such proposals must be submitted not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Stockholders submitting proposals should direct them to our Corporate Secretary at 1405 South Coast Highway, Oceanside, California, 92054, using Certified Mail-Return Receipt Requested.

OTHER MATTERS

As of the date of this proxy statement, we know of no other matters to be presented at the 2005 annual meeting. If any other business is properly presented at the 2005 annual meeting for action, the persons named in the enclosed proxy will vote on such matters in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

By order of the Board of Directors,

/s/	Gerald W. Montiel
Chief Executive Officer

November	16, 2005

Oceanside, California

APPENDIX I —PROXY

DICKIE WALKER MARINE INC.

1405 South Coast Highway

Oceanside, California 92054

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Todd W. Schmidt and Gerald W. Montiel as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Dickie Walker Marine, Inc. held of record by the undersigned on November 16, 2005 or any adjournment thereof.

1.	TO ELECT THREE DIRECTORS

                                    FOR all nominees listed below

                                    WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW).

GERALD W. MONTIEL

BRENT W. ROBINSON

RAYMOND W. GRIMM, JR.

2.	TO RATIFY THE APPOINTMENT OF MENDOZA BERGER COMPANY, LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2005.

                        FOR                                  AGAINST                                ABSTAIN

3.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement furnished herewith.

Dated:                                 , 2005

Signature(s) of Stockholders

Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians, and attorneys should indicate when signing. Attorneys must submit powers of attorney.

PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU ATTEND THE MEETING OR TO SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE ISSUES SET FORTH ABOVE.

APPENDIX II

CHARTER of the

NOMINATING AND GOVERNANCE COMMITTEE

of the BOARD OF DIRECTORS of

DICKIE WALKER MARINE, INC.

1.	Purpose. The purpose of the Nominating and Governance Committee (the “Committee”) of Dickie Walker Marine, Inc., (“ the
Company”) is to (a) identify individuals qualified to become members of the Board of Directors (the “Board”), consistent with criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for each annual meeting of shareholders; (b) develop and recommend to the Board a set of corporate governance principles applicable to the
Company; (c) oversee the evaluation of the board and management; and (d) take such other actions within the scope of this charter (this “Charter”) as the Committee deems necessary or appropriate.

2.	Membership. The Committee will be comprised of three or more directors. All members of the Committee will be, in the business judgment of the Board, “independent” under the independence requirements of the NASDAQ Stock Market and applicable law. The members of the Committee will be appointed by and serve at the discretion of the Board. Committee members may be removed at any time by a majority vote of independent directors. Committee members will be elected annually for a term of one year. Vacancies will be filled by majority vote of independent directors. The Board will appoint the
Chairperson of the Committee.

3.	Specific Responsibilities and Duties. The Board delegates to the Committee the express authority to do the following, to the fullest extent permitted by applicable law and the Company’s charter and bylaws:

(a)	Board Composition. Evaluate the size and composition of the Board, develop criteria for Board membership, and evaluate the independence of existing and prospective directors.

(b)	Candidates and Nominees. Actively seek and evaluate qualified individuals to become new directors as needed. Review and develop the Board’s criteria for selecting new directors, including standards for director independence. Establish procedures to solicit, review, and recommend to the Board, potential director nominees proposed by shareholders. Select or recommend that the Board select the director nominees for the annual meeting of stockholders.

(c)	Current Directors. Review the suitability of each Board member for continued service when his or her term expires and when he or she has a significant change in status.

(d)	Committees. Evaluate the nature, structure and operations (including the authority to delegate to subcommittees) of other
Board committees. Make recommendations to the Board as to qualifications of members of the Board’s committees, committee member appointment and removal, and committee reporting to the Board.

(e)	Governance Guidelines. Develop and recommend to the Board a set of corporate governance guidelines applicable to the
Company. Monitor and reassess from time to time these corporate governance guidelines.

(f)	Communication. Oversee and review the Company’s process for providing information to the Board, assessing the channels through which information is received, and the quality and timeliness of the information received.

(g)	Oversight of Board, Management and Committee Evaluations. Take such steps as the Committee deems necessary or appropriate with respect to oversight of the evaluation of the Board, management, and each Board committee.

(h)	Annual Review. Annually review the Committee’s own performance.

(i)	Review Charter. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the
Board for approval. Publish the Charter as required by the rules and regulations of applicable law and as otherwise deemed advisable by the Committee.

(j)	Recommendations; Reports. Make recommendations and report to the Board and other Board committees with respect to nominating and corporate governance policies of the Company or any of the foregoing matters.

	(k)	Orientation and Education. Develop with management and monitor the process of orienting new directors and continuing education for existing directors.

	(l)	Other Actions. Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

4.	Meetings. The Committee will meet with such frequency, and at such times, as its Chairperson, or a majority of the
Committee, determines. A special meeting of the Committee may be called by the Chairperson and will be called promptly upon the request of any two Committee members. The agenda of each meeting will be prepared by the Chairperson and circulated to each member of the Committee prior to the meeting date. Unless the Committee or the Board adopts other procedures, the provisions of the Company’s Bylaws applicable to meetings of the Board will govern meetings of the Committee.

5.	Minutes. The Committee will keep minutes of each meeting.

6.	Subcommittees. The Committee has the power to appoint subcommittees, but no subcommittee will have any final decision- making authority on behalf of the Committee or the Board.

7.	Reliance; Experts; Cooperation.

7.1	Retention of Counsel and Advisors. The Committee has the power, in its discretion, to retain at the Company’s expense such independent counsel and other advisors and experts, as it deems necessary or appropriate to carry out its duties.

7.2	Search Firm. The Board delegates to the Committee the sole authority, in its discretion, (a) to decide whether to retain a search firm to assist the Committee in identifying, screening and attracting director candidates, (b) to terminate any such firm, and (c) to approve the search firm’s fees and other retention terms.[15]

7.3	Reliance Permitted. In carrying out its duties, the Committee will act in reliance on management, the independent public accountants, internal auditors, and outside advisors and experts, as it deems necessary or appropriate.

	7.4	Investigations. The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

7.5	Required Participation of Employees. The Committee will have unrestricted access to the independent public accountants, the internal auditors, internal and outside counsel, and anyone else in the Company, and may require any officer or employee of the Company or the Company’s outside counsel or independent public accountants to attend any meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee.